EXHIBIT 10.2
                              Bill O'Neill


My twenty year career in the protein industry has focused on commercializing "what's next" for the retail meat case & frozen grocery. Ahead of the conventional wisdom's rush to market, I helped pioneer concepts such as low-fat ground beef, case-ready fresh meat, sourced-verified beef, fully-cooked entrees and private label fully-cooked meat. In each case, we leveraged emerging technologies to give customers a competitive advantage in the marketplace.

History
2001 - 2010   Advance Brands, Edmond, OK - Vice President Business
              Development

* One of four officers who started & built a highly profitable $225 million fully-cooked protein business in 9 years
* Created the #3 selling brand in cooked frozen poultry & meat - Fast Fixin' & Fast Classics, based on IRI
*  Became the #1 supplier of fully-cooked burgers to the retail channel
* Developed a $40 million private-label business by partnering with premier retailers like HEB, Walmart, Meijer, Target & Giant Eagle
*  Business sold to Oaktree Capital in 2010

2000 - 2001   Quik-to-Fix, Dallas, TX - Vice President Retail

* Created a $30 million private label fully-cooked protein business in eighteen months by focusing on key retailers like HEB, Publix, Meijer & Giant Eagle
*  Business sold to Smithfield Foods in 2001

1998 - 2000   Flint Hills Foods, Wamego, KS - Vice President Retail

*  Created the industry's first fully-cooked protein entrees
* Created a $50 million fully-cooked entree business by marketing Classic Main Courses to most major U.S. retailers
* Business sold to Hormel in 2000, and became the foundation of their value-added business segment

1996 - 1998   Koch Industries, Wichita, KS - Director Retail Sales &
              Marketing

* Collaborated with a team of seven to create and market the industry' first source-verified, guaranteed-tender beef program

* Marketed Clear Creek Ranch . . . Private Stock, to premier retailers & food service operators like Wegmans, HEB, Publix and Sysco

*  Business sold to Cargill in 1998




Bill O'Neill
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1995 - 1996   Smithfield Packing Co, Smithfield, VA - Director Case Ready
              Products

* Created a case-ready pork business that delivered freshly cut pork in modified atmosphere packages to targeted customers like Walmart, Kroger and Food Lion
* Directed the development of two facilities, and built an organization comprised of 150 associates

1990 - 1995    Fairbank Farms, Ashville, NY - Executive Vice President, Chief
               Operating Officer

* Re-organized a commodity-based company destroyed by fire into a value-added manufacturing business

* Developed & marketed the country's first low-fat ground beef in response to McDonald's McLean Deluxe

* Became the first manufacturer to provide attractive nutritional labeling inside the box of fine-grind ground beef

* Created the country's initial case-ready fresh meat program, designed to replicate the European programs driven by Tesco

Education
1977 - 1981    Gettysburg College, Gettysburg PA - Bachelor of Arts,
               Economics Major, 3.4GPA

Hobbies

*  Running, Biking & Golfing
*  Reading Fiction, Self-Improvement, Biographies
*  Cheerleading my wife's triathlon success